                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


     Filed by the registrant [X]


     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))


     [X] Definitive proxy statement


     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            ILLINOIS TOOL WORKS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):


     [X] No Fee Required.


     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            ILLINOIS TOOL WORKS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held Friday, May 9, 1997

To the Stockholders:

     The Annual Meeting of the Stockholders of Illinois Tool Works Inc., a Delaware corporation, will be held on Friday, May 9, 1997 at 3:00 p.m., Central Time, at The Northern Trust Company (6th Floor), 50 South LaSalle Street, Chicago, Illinois, for the following purposes:

        (1) To elect ten directors of the Company,


        (2) To amend Article Fourth of the Company's Restated Certificate of Incorporation to increase the number of authorized shares and the par value of the Common Stock, and



        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.



     The Board of Directors recommends a vote FOR items 1 and 2.


     The Board of Directors set March 11, 1997 as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. Only stockholders of record at the close of business on that date will be entitled to receive notice of and to vote at the meeting. The transfer books of the Company will not be closed.


     Even if you expect to attend the meeting, you are requested to sign the enclosed proxy and to return it promptly in the accompanying envelope.


     The Company's Annual Report for 1996 is being mailed to stockholders with this Notice.

                                                    By Order of the Board of
                                                           Directors

                                                       STEWART S. HUDNUT
                                                           Secretary

Glenview, Illinois
March 25, 1997

  IMPORTANT -- PLEASE MAIL YOUR SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                            ILLINOIS TOOL WORKS INC.
                             3600 WEST LAKE AVENUE
                            GLENVIEW, ILLINOIS 60025
                                 MARCH 25, 1997

                                PROXY STATEMENT


       For the Annual Meeting of Stockholders of Illinois Tool Works Inc.


                           To Be Held on May 9, 1997

     This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Illinois Tool Works Inc. to be held on Friday May 9, 1997 and is being mailed to stockholders on or about March 25, 1997.


     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by delivering a written revocation to the Secretary of the Company. The only business that the Board of Directors intends to present or knows will be presented is: (1) the election of directors and (2) the amendment of Article Fourth of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 350,000,000 and to increase the par value per share of Common Stock from no par to $.01 par. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, to vote on any other business that may properly come before the meeting.



     As of March 11, 1997, the record date for the Annual Meeting, the Company had issued and outstanding 124,531,549 shares of Common Stock, without par value. Each share entitles its owner to one vote. A majority of the issued and outstanding shares constitutes a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The election of directors requires a plurality vote. The amendment of the Company's Restated Certificate of Incorporation requires the favorable vote of a majority of the holders of the outstanding Common Stock. Votes withheld for director elections will be excluded from the vote for directors. With respect to the amendment of the Company's Restated Certificate of Incorporation, abstentions will be counted as votes against in tabulations of the votes cast, but broker non-votes are not counted for purposes of determining if a proposal has been approved.


                             Election of Directors


     Ten directors of the Company are to be elected to hold office until the next annual meeting or until their successors are duly elected and qualified or until their earlier resignation or removal. Unless otherwise directed, proxies will be voted at the meeting for the election of the persons listed below, or in the event of an unforeseen contingency, for different persons as substitutes. The Corporate Governance and Nominating Committee and the Board of Directors are recommending this slate, and note with regret the retirement as directors of Julius Becton, Richard Jones, George Kennedy and Richard Leet. Each of these individuals has brought unique skills to his service on the Board, but has now reached the mandatory retirement age. Following are the name, age, principal occupation and other information concerning each nominee.

MICHAEL J. BIRCK PHOTO  MICHAEL J. BIRCK (58)
                          Founder, and President and Chief Executive Officer since
                          1975, of Tellabs, Inc. Tellabs designs, manufactures,
                          markets and services voice and data equipment. Mr. Birck
                          is a director of USF&G Corporation and Molex, Inc. He has
                          been a director of the Company since 1996.

MARVIN D. BRAILSFORD    MARVIN D. BRAILSFORD (58)
  PHOTO                   Vice President of Kaiser-Hill LLC (construction and
                          environmental services) since August 1996, founder and
                          President of the Brailsford Group from 1995 to 1996, and
                          President of Metters Industries from 1992 to 1995. He
                          retired from the United States Army in 1992 with the rank
                          of Lieutenant General after 33 years of service. He has
                          been a director of the Company since 1996.

SUSAN CROWN PHOTO       SUSAN CROWN (38)
                          Vice President, Henry Crown and Company since 1984, a
                          family owned and operated company with investments in
                          securities, real estate, resort properties and
                          manufacturing operations. Ms. Crown is a director of
                          Baxter International Inc. She is also a trustee and
                          executive committee member of Rush-Presbyterian-St. Luke's
                          Medical Center in Chicago and a trustee of The Yale
                          Corporation. She has been a director of the Company since
                          1994.

H. RICHARD CROWTHER     H. RICHARD CROWTHER (64)
  PHOTO                   Former Vice Chairman of the Company from 1990 through
                          1995. Prior to becoming Vice Chairman, Mr. Crowther was
                          Executive Vice President from 1983 through 1989 and had a
                          total of 36 years of service with the Company before his
                          retirement. He is a director of Applied Power Inc. and has been a director of the Company since 1995.

W. JAMES FARRELL PHOTO  W. JAMES FARRELL (54)
                          Chairman since May 1996 and Chief Executive Officer of the
                          Company since September 1995. Mr. Farrell served as
                          President from December 1994 until May 1996 and as
                          Executive Vice President from 1983 to 1994. He has a total of 31 years service with the Company. Mr. Farrell is a
                          director of Hon Industries Inc., Morton International,
                          Inc. and Premark International, Inc. and has been a
                          director of the Company since 1995.
L. RICHARD FLURY        L. RICHARD FLURY (49)
                          Executive Vice President, Amoco Corporation (energy and
                          chemicals) since January 1996, formerly Senior Vice
                          President for Shared Services from June 1994 through 1995
                          and Executive Vice President, Amoco Chemical Co., from
                          1991 to June 1994, with a total of 27 years service with
                          Amoco. Mr. Flury is a director of the Illinois Coalition,
                          North Central College, the Field Museum and Amoco
                          Foundation, and has been a director of the Company since
                          1995.
ROBERT C. MCCORMACK     ROBERT C. MCCORMACK (57)
                          Partner, Trident Capital L.P.(venture capital) since 1993;
                          Assistant Secretary of the Navy from 1990 to 1993; Deputy
                          Under Secretary of Defense from 1987 to 1990; and Managing
                          Director, Morgan Stanley & Co. Incorporated (investment
                          banking) from 1985 to 1987. Mr. McCormack is a director of
                          DeVry, Inc. and has been a director of the Company since
                          1993. He was previously a director from 1978 through 1987.
PHILLIP B. ROONEY       PHILLIP B. ROONEY (52)
                          Chairman, F.N.B.C. of LaGrange, Inc. (multi-bank holding
                          company) since February 1997. Former President of WMX
                          Technologies Inc. (waste management) from 1985 until 1997.
                          Mr. Rooney is a director of The ServiceMaster Company and
                          Urban Shopping Centers Inc. and has been a director of the
                          Company since 1990.

HAROLD B. SMITH         HAROLD B. SMITH (63)
                          Chairman of the Executive Committee of the Company since
                          1982. Mr. Smith is a director of W.W. Grainger Inc. and
                          Northern Trust Corporation and its subsidiary, The
                          Northern Trust Company, and a Trustee of The Northwestern
                          Mutual Life Insurance Company. He has been a director of
                          the Company since 1968.
ORMAND J. WADE          ORMAND J. WADE (57)
                          Former Vice Chairman, Ameritech Corp. (telecommunications
                          products and services) from 1987 to 1993 and President and
                          Chief Executive Officer, Illinois Bell Telephone Company
                          from 1982 through 1986. Mr. Wade is a director of Andrew
                          Corporation and Westell Inc. and has been a director of
                          the Company since 1985.


                     Board of Directors and Its Committees

     The Board of Directors of the Company met five times during 1996. Each director except Mr. Birck attended at least 75% of the meetings of the Board and of the Committees of which he or she was a member during 1996.


     The Audit Committee is responsible for reviewing and reporting to the full Board concerning the engagement of independent public accountants, internal audit systems and any other matters that might significantly affect the Company's financial status. This committee met three times during 1996 and was composed of Messrs. Kennedy (Chairman), Becton, Crowther and Jones and Ms. Crown.



     The Compensation Committee is responsible for administering the Company's compensation plans and approving compensation levels for Executive Officers. This committee met three times during 1996 and was composed of Messrs. Leet (Chairman), Flury, McCormack, Rooney and Wade.



     The Corporate Governance and Nominating Committee receives suggestions and evaluates and recommends to the Board candidates for directors. The committee also evaluates and makes recommendations as to Board committees and the size of the Board. This committee recommends policies and procedures relating to corporate governance and is responsible for monitoring such policies and procedures. It met three times during the year and was composed of Messrs. McCormack (Chairman), Becton, Birck, Leet and Smith and Ms. Crown.



     The Finance Committee is responsible for reviewing and evaluating management's proposals with respect to the Company's debt and equity financing, dividend policy and payments, acquisitions and divestitures above $20,000,000, investments, real estate, and other financing and investment matters. This committee met once during the year and was composed of Messrs. Jones (Chairman), Crowther, Kennedy, Rooney and Wade.



     Stockholders wishing to nominate persons to the Board of Directors for election at the next Annual Meeting should do so no later than December 31, 1997 by letter addressed to The Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, IL 60025. Such letter must set forth the name and address of the stockholder who intends to make the nomination, a statement that the nominee is willing to be nominated and serve as a director, and the information regarding the nominee required to be included in a proxy statement pursuant to the proxy rules of the Securities and Exchange Commission.

                            Directors' Compensation


     Compensation for non-employee directors has three components, the first being paid in cash and the remaining two being tied to the Company's Common Stock.



     Each non-employee director receives a $25,000 annual retainer, together with a fee of $1,000 for each Board of Directors' meeting and committee meeting attended. (Committee Chairmen receive an additional $600 for each meeting chaired.) The Company's deferred fee plan permits directors to defer receipt of all or any part of their fees until they cease to be directors. Amounts deferred are credited with interest at current rates.



     Since 1992 the directors' compensation plan has linked a portion of compensation directly with the interests of the stockholders through periodic awards of restricted stock. In January 1995 each non-officer director received an award of 900 restricted shares, which vest in one-third increments on the first three anniversaries of the award and fully vest upon death or retirement. Under the program, each non-officer director who joined the Board since January 3, 1995 received on the first business day of January following election a grant of 300 shares for each full year of service remaining until January 1998. Shares granted to directors pursuant to this program are included in the table under "Security Ownership."



     The Company also has adopted a phantom stock plan under which each non-officer director is granted 1,000 units of phantom stock upon becoming a director. (At the time of the adoption of the plan in 1995, certain long-term directors with short remaining service periods until retirement received a greater number of units.) Each unit is equal in value to the market value of one share of the Company's Common Stock. The phantom stock account is credited with additional units in an amount equivalent to dividends on the Company's Common Stock and is adjusted for any stock dividends, stock splits, combinations or similar changes. A director is eligible for a cash distribution from his or her phantom stock account at retirement or upon approved resignation in the form of a lump sum or ten annual installments as elected by the director at the time of grant. In addition, the value of each director's phantom stock account will be distributed immediately to the director in the event of a corporate change of control.



     Harold B. Smith has a one-year agreement with the Company providing for a consulting fee of $85,000.

                               Security Ownership

     The following table sets forth information regarding ownership of the Company's Common Stock as of December 31, 1996 by each director and nominee for director; by each of the named Executive Officers; by directors, nominees and Executive Officers as a group; and by other persons who, to the knowledge of the Company, own of record or beneficially more than 5% of the outstanding Common Stock of the Company.


                                                                            DIRECTORS'
                                               AMOUNT AND NATURE OF        PHANTOM STOCK   PERCENT OF
     NAME OF BENEFICIAL OWNER OR GROUP        BENEFICIAL OWNERSHIP(1)        UNITS(2)        CLASS
     ---------------------------------        -----------------------      -------------   ----------
Directors and Nominees (Other than Executive
 Officers)
  Julius W. Becton, Jr......................              1,300                1,731             *
  Michael J. Birck..........................                300(3)             1,002             *
  Marvin D. Brailsford......................                300(3)             1,000             *
  Susan Crown...............................              3,900(4)             1,010             *
  H. Richard Crowther.......................            196,517(5)(6)          1,086             *
  L. Richard Flury..........................                600                1,010             *
  Richard M. Jones..........................              5,500                1,731             *
  George D. Kennedy.........................              1,760                1,731             *
  Richard H. Leet...........................              4,500                1,731             *
  Robert C. McCormack.......................          7,259,150(7)(8)          1,010           5.8
  Phillip B. Rooney.........................              5,816                1,010             *
  Harold B. Smith...........................         19,546,756(8)(9)             --          15.6
  Ormand J. Wade............................              1,900                1,010             *
Executive Officers
  W. James Farrell..........................            122,462(6)(10)                           *
  Russell M. Flaum..........................             49,169(6)(11)                           *
  Frank S. Ptak.............................             93,838(6)                               *
  F. Ronald Seager..........................             92,417(6)(12)                           *
  Hugh J. Zentmyer..........................             16,742(6)(13)                           *
Directors, Nominees and All Executive
  Officers as a Group (26 Persons)..........         20,303,735(6)            15,062          16.2
Other Principal Beneficial Owners
  Edward Byron Smith, Jr....................          7,553,996(8)(14)                         6.0
  The Northern Trust Company................         23,570,704(15)                           18.8


------------

   * Less than 1% of class.


 (1) Unless otherwise noted, ownership is direct.


 (2) Represents units of phantom stock and dividend equivalents earned under the phantom stock plan for non-officer directors. Each unit is equal in value to one share of Common Stock. The units are not transferable and have no voting rights. Such units are not included in the "Percent of Class" column.



 (3) Represents shares of restricted stock granted on January 2, 1997 under the Directors' Restricted Stock Plan.


 (4) Includes 1,000 shares owned in a trust as to which Ms. Crown shares voting and investment power.

 (5) Includes 160,987 shares held in a revocable living trust as to which Mr. Crowther shares voting and investment power.

 (6) Includes shares covered by stock options exercisable within 60 days of December 31, 1996 as follows: Mr. Crowther, 30,620; Mr. Farrell, 82,496; Mr. Flaum, 29,800; Mr. Ptak, 57,000; Mr. Seager,

     65,000; Mr. Zentmyer, 16,000; and directors, nominees and all Executive Officers as a group, 413,491.



 (7) Includes 3,760 shares held in a revocable living trust as to which Mr. McCormack has sole voting and investment power, 200 shares owned in a trust as to which he shares voting and investment power with The Northern Trust Company, and 7,255,190 shares as described in Footnote 8.


 (8) Robert C. McCormack, Edward Byron Smith, Jr., Harold B. Smith and The Northern Trust Company are trustees of twelve trusts owning 7,255,190 shares as to which they share voting and investment power.

 (9) Includes 197,338 shares held in a revocable living trust as to which Harold
     B. Smith has sole voting and investment power; 10,825,732 shares owned in twelve trusts as to which he shares voting and investment power with The Northern Trust Company and others; 1,082,240 shares owned in eleven trusts as to which he shares voting and investment power; 7,255,190 shares as described in Footnote 8; and 42,256 shares owned by a charitable foundation of which he is a director.


(10) Includes 1,225 shares held by Mr. Farrell as custodian for his minor child and 850 shares owned by his spouse, as to both of which Mr. Farrell disclaims beneficial ownership; 10,691 shares held in a revocable living trust as to which he has sole voting and investment power; and 24,000 shares owned in a partnership as to which Mr. Farrell shares voting and investment power.


(11) Includes 702 shares allocated to Mr. Flaum's account in the Company's Savings and Investment Plan.


(12) Includes 10,876 shares held in a revocable living trust as to which Mr. Seager has sole voting and investment power and 1,038 shares owned by his spouse, as to which Mr. Seager disclaims beneficial ownership.



(13) Includes 209 shares held in a revocable living trust as to which Mr. Zentmyer has sole voting and investment power and 533 shares allocated to his account in the Company's Savings and Investment Plan.



(14) Includes 10,874 shares owned in a trust as to which Edward Byron Smith, Jr. has sole voting and investment power; 96,200 shares owned in a trust as to which The Northern Trust Company has sole voting and investment power; 105,992 shares owned in three trusts as to which Mr. Smith shares voting and investment power; and 7,255,190 shares as described in Footnote 8. Also includes the following shares held for the benefit of Mr. Smith's children:
     58,580 shares owned in two trusts as to which The Northern Trust Company has sole voting and investment power; 6,720 shares held in a trust as to which Mr. Smith shares voting and investment power; 9,320 shares held in a trust as to which Mr. Smith's spouse and sister share voting and investment power; and 4,400 shares owned in two trusts as to which Mr. Smith's sister has sole voting and investment power.



(15) Including its holdings as trustee described in Footnotes 7, 8, 9 and 14, The Northern Trust Company and its affiliates act as sole fiduciary or co-fiduciary of trusts and other fiduciary accounts which own an aggregate of 23,570,704 shares. They have sole voting power with respect to 8,962,471 shares and share voting power with respect to 8,367,252 shares. They have sole investment power with respect to 1,700,207 shares and share investment power with respect to 19,065,931 shares. In addition, The Northern Trust Company holds in other accounts, but does not beneficially own, 9,341,199 shares, resulting in aggregate holdings by The Northern Trust Company of 32,911,903 shares (26.2%).



     Because of their holdings individually and as trustees, the holdings of their immediate families and/or their positions with the Company, Robert C. McCormack, Edward Byron Smith, Jr. and Harold B. Smith may be deemed to be "controlling persons" of the Company within the meaning of the Securities Act of 1933, as amended. Byron L. Smith, great grandfather of Robert C. McCormack, Edward Byron Smith, Jr. and Harold B. Smith, founded the Company in 1912.

     The Company maintains normal commercial banking relationships with The Northern Trust Company, which also acts as the trustee under the Company's pension plan. The Northern Trust Company is a wholly owned subsidiary of Northern Trust Corporation. Harold B. Smith, a director of the Company, is a director of both Northern Trust Corporation and The Northern Trust Company.


     The Northern Trust Company's address is 50 South LaSalle Street, Chicago, IL 60675 and the address of each of the other beneficial owners of more than 5% of the Company's Common Stock is c/o The Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, IL 60025.

                             Executive Compensation

     The table below summarizes the compensation of the Chief Executive Officer and the other four most highly compensated Executive Officers.

                           SUMMARY COMPENSATION TABLE


                                                                             LONG TERM COMPENSATION
                                                                        ---------------------------------
                                       ANNUAL COMPENSATION                      AWARDS            PAYOUTS
                            -----------------------------------------   -----------------------   -------
                                                                        RESTRICTED   SECURITIES
         NAME AND                                        OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
        PRINCIPAL                  SALARY      BONUS     COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
         POSITION           YEAR   ($)(1)    ($)(1)(2)      ($)(3)        ($)(4)        (#)         ($)         ($)
        ---------           ----   -------   ---------   ------------   ----------   ----------   -------   ------------
W. James Farrell            1996   453,754     500,000          --             --     200,000         --       40,808(5)(6)(7)
  Chairman and Chief        1995   317,212     370,000          --             --      60,000         --       38,000
  Executive Officer         1994   250,850     291,200          --      1,400,000          --         --        9,236
Frank S. Ptak               1996   255,261     275,000          --             --          --         --       11,429(5)(6)
  Vice Chairman             1995   219,397     219,670          --             --      30,000         --       10,252
                            1994   192,165     195,000          --      1,400,000          --         --        7,320
F. Ronald Seager            1996   218,801     204,580          --             --          --         --       12,160(5)(6)
  Executive                 1995   209,501     206,150          --             --      30,000         --       11,306
  Vice President            1994   199,606     182,608          --        875,000          --         --        7,733
Russell M. Flaum            1996   208,082     209,195          --             --          --         --        6,411(5)(6)
  Executive                 1995   199,452     195,000          --             --      15,000         --        6,364
  Vice President            1994   179,660     176,540          --        875,000          --         --        5,074
Hugh J. Zentmyer            1996   184,493     179,358          --             --          --         --        7,461(5)(6)
  Executive                 1995   170,110     120,435          --             --      12,000         --        6,990
  Vice President            1994   139,925      67,968          --             --       8,000         --        4,849


---------------


(1) Actual salary or bonus earned. Includes amounts deferred under the Company's 1993 Executive Contributory Retirement Income Plan or Savings and Investment Plan or both.


(2) Amounts awarded under the Executive Incentive Plan are calculated on the base salary of record as of December 31 for the respective years and paid in the subsequent year.

(3) Perquisites and other personal benefits, securities or property in the aggregate do not exceed the threshold reporting level of the lesser of $50,000 or 10% of total salary and bonus reported for the named Executive Officer.


(4) Represents the value on the grant date (December 8, 1994) of restricted stock awarded under the 1979 Stock Incentive Plan. The number of shares and their value as of December 31, 1996 for each of the officers were: Mr. Farrell, 32,000 shares ($2,556,000); Mr. Ptak, 32,000 shares ($2,556,000);
    Mr. Seager, 20,000 shares ($1,597,500); and Mr. Flaum, 20,000 shares ($1,597,500). These individuals may exercise full voting rights as to the restricted stock and are entitled to receive all dividends and other distributions paid on the restricted stock from the date of grant until forfeited or sold. Messrs. Farrell's and Ptak's shares each vest in the following manner: 3,200 on December 31, 1995; 4,800 on December 31, 1996; 6,400 on December 31, 1997; 6,400 on December 31, 1998; 6,400 on December
    31, 1999; 3,200 on December 31, 2000; and 1,600 on December 31, 2001.
    Messrs. Seager's and Flaum's shares each vest in the following manner: 2,000 on December 31, 1995; 3,000 on December 31, 1996; 4,000 on December 31, 1997; 4,000 on December 31, 1998; 4,000 on

December 31, 1999; 2,000 on December 31, 2000; and 1,000 on December 31, 2001.
Unvested shares will be forfeited if the Executive Officer leaves the Company for any reason other than retirement, death or disability.



(5) Includes Company matching contributions to the 1993 Executive Contributory Retirement Income Plan or the Savings and Investment Plan as follows: Mr. Farrell, $13,613; Mr. Ptak, $7,658; Mr. Seager, $6,564; Mr. Flaum, $4,500;
    and Mr. Zentmyer, $5,535.



(6) Includes interest credited on deferred compensation in excess of 120% of the Applicable Federal Long Term Rate as follows: Mr. Farrell, $4,074; Mr. Ptak, $3,771; Mr. Seager, $5,596; Mr. Flaum, $1,911; and Mr. Zentmyer $1,926.



(7) Includes $23,121 representing imputed income on Mr. Farrell's outstanding home loan made by the Company in 1995, the balance of which was $355,000 as of February 28, 1997 (formerly $460,000). The imputed rate of interest on the loan is 7.34% per annum and the loan is repayable in annual installments through the year 2000.



     The Company has a loan program for Executive Officers to assist them in complying with the Company's stock ownership guidelines. As of February 28, 1997, Mr. Farrell had an outstanding loan of $88,938 payable December 31, 2000, bearing interest at a rate of 5.91% per annum and secured by 3,200 shares of Common Stock of the Company. The five-year term of the promissory note is renewable, but the note is repayable 180 days following termination of employment with the Company (or immediately if termination is for gross or willful misconduct) and upon bankruptcy, insolvency or death of the employee or breach of the terms of the note.

                            ------------------------

     The table below sets forth information as to options granted during 1996 to the Executive Officers listed in the Summary Compensation Table.

                             OPTION GRANTS IN 1996


                                         INDIVIDUAL GRANTS
                          ------------------------------------------------
                          NUMBER OF     % OF TOTAL                            POTENTIAL REALIZABLE VALUE AT
                          SECURITIES     OPTIONS                                  ASSUMED ANNUAL RATES
                          UNDERLYING     GRANTED     EXERCISE                  OF STOCK PRICE APPRECIATION
                           OPTIONS          TO       OR BASE                       FOR OPTION TERM(1)
                           GRANTED      EMPLOYEES     PRICE     EXPIRATION   -------------------------------
          NAME               (#)         IN 1996      ($/SH)       DATE      0% ($)    5% ($)      10% ($)
          ----            ----------    ----------   --------   ----------   ------   ---------   ----------
W. J. Farrell...........   200,000(2)      95%        66.75      05/03/06      0      8,395,743   21,276,462
Frank S. Ptak...........        --
F. Ronald Seager........        --
Russell M. Flaum........        --
Hugh J. Zentmyer........        --


---------------


(1) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission. They are therefore not intended to forecast possible future appreciation, if any, of the Company's Common Stock price and reflect neither the income tax liability of the individual recipient nor the time value of money. The Company did not use an alternative formula for a grant date valuation as the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.



(2) This option becomes exercisable as to 20% of the underlying shares on each of the first five anniversaries of the grant and is fully exercisable after the first anniversary in the event of disability or death. A restorative option right applies to this option.

     The table below sets forth information as to option exercises during 1996 as well as the number and value of unexercised options as of December 31, 1996 for the Executive Officers listed in the Summary Compensation Table.


                      AGGREGATED OPTION EXERCISES IN 1996
                        AND 1996 YEAR-END OPTION VALUES


                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               ACQUIRED      VALUE       OPTIONS AT YEAR END (#)         AT YEAR END ($)(1)
                              ON EXERCISE   REALIZED   ---------------------------   ---------------------------
            NAME                  (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   --------   -----------   -------------   -----------   -------------
W. James Farrell............        --           --      82,496         252,500       3,641,828      3,834,375
Frank S. Ptak...............        --           --      57,000          30,000       2,615,438        767,812
F. Ronald Seager............     5,000      257,500      65,000          30,000       3,039,063        767,812
Russell M. Flaum............        --           --      29,800          15,000       1,348,319        383,906
Hugh J. Zentmyer............        --           --      16,000          14,000         646,625        376,625


------------


(1) Based on the closing market price ($79.875) of the Company's Common Stock on December 31, 1996.



                                RETIREMENT PLANS



     The Company's principal non-contributory defined benefit pension plan covers employees of participating domestic business units. Executive Officers participate in this plan on the same basis as do approximately 12,000 other eligible employees. Benefit amounts are based on years of service and average monthly compensation for the five highest consecutive years out of the last ten years of employment. The following table illustrates the maximum estimated annual benefits to be paid upon normal retirement at age 65 to individuals in specified compensation and years of service classifications. The table does not reflect the limitations contained in the Internal Revenue Code of 1986 on benefit accruals under the pension plan. Under a plan adopted by the Board of Directors, supplemental payments in excess of those limitations will be made to participants designated by the Compensation Committee in order to maintain benefits upon retirement at the levels provided under the pension plan's formula.



                                     ESTIMATED ANNUAL NORMAL RETIREMENT BENEFITS(1)
                       --------------------------------------------------------------------------
                                        YEARS OF SERVICE AT NORMAL RETIREMENT(2)
   COMPENSATION(3)        10         15         20         25         30         35         40
   ---------------     --------   --------   --------   --------   --------   --------   --------
$ 250,000............  $ 41,250   $ 61,875   $ 82,500   $103,125   $123,750   $133,125   $142,500
   500,000...........    82,500    123,750    165,000    206,250    247,500    266,250    285,000
   750,000...........   123,750    185,625    247,500    309,375    371,250    399,375    427,500
 1,000,000...........   165,000    247,500    330,000    412,500    495,000    532,500    570,000
 1,250,000...........   206,250    309,375    412,500    515,625    618,750    665,625    712,500


---------------

(1) Amounts shown exceed actual amounts by .65% of Social Security covered compensation for each year of service up to 30 years.


(2) Years of service as of December 31, 1996 for the five most highly compensated Executive Officers were as follows: Mr. Farrell, 31.5 years; Mr. Ptak, 21.1 years; Mr. Seager, 16.6 years; Mr. Flaum, 10.0 years; and Mr. Zentmyer, 10.0 years.


(3) Compensation includes all amounts shown under the columns "Salary" and "Bonus" in the Summary Compensation Table.


     The Company's 1982 Executive Contributory Retirement Income Plan provided certain executives designated by the Compensation Committee the opportunity to supplement their retirement benefits in exchange for salary reductions during the four-year period 1983 through 1986. Under the Plan the Company agreed to pay benefits upon retirement, death or disability, with the actual benefit amounts dependent upon the amount of the deferral, the amount of the Company's contribution, and the age of the participant at entry into the plan. Two of the five named Executive Officers included in the Summary Compensation Table were eligible and elected to have their salaries reduced by 10%. During the period of salary reduction the executives could not contribute to and did not receive the Company's matching contribution in the Savings and Investment Plan. The Company purchased insurance on the lives of the participants to fund the benefits, with the 10% of salary retained by the Company and the 3% of base compensation that the Company would have contributed to match participant contributions to the Savings and Investment Plan applied to the premium for the insurance. Under the 1982 Plan, annual benefits payable beginning at the normal retirement age of 65 for 15 years were fixed following the deferral period and are as follows: Mr. Farrell, $113,529 and Mr. Seager, $68,266.

         Report of the Compensation Committee on Executive Compensation


     The Compensation Committee of the Board of Directors, composed of independent non-employee directors, administers the Company's compensation plans, including the Executive Incentive Plan and the Stock Incentive Plan, and approves compensation levels for Executive Officers. In administering and making decisions regarding these plans, the Committee considers management's contribution to the Company's long-term growth. Among performance considerations is the Company's total shareholder return (measured by capital appreciation and reinvested dividends), which for the ten-year period ending December 31, 1996 was a compounded annual rate of return of 21.5%. This return compares to the Standard & Poor's 500 Index of 15.2% and the Standard & Poor's Diversified Manufacturing Index of 16.7% for the comparable period.


     Annual compensation of Executive Officers is comprised of base salary and an incentive bonus. The Company's compensation philosophy requires that the incentive bonus opportunity be performance-based and represent a significant portion of total annual compensation. The Company has retained the services of Hewitt Associates and The Hay Group, compensation consulting firms, to assist the Committee in the performance of its various compensation duties. Hewitt Associates has been retained in this capacity since 1985 and The Hay Group since 1987.


     Base Salary. In establishing the base salary of the Chief Executive Officer
(CEO) and other Executive Officers, the Committee considers compensation data relating to industrial companies of comparable size ("peer group") obtained annually from the Company's compensation consultants. The companies used for compensation purposes are not necessarily the same as those included in the S&P Diversified Manufacturing Index used in the Performance Graph to evaluate stockholder return. In making periodic adjustments to base salary, the Committee considers the Executive Officer's past performance and future potential, the net income of the Company, and the operating income of the respective operating units. The compensation policy of the Committee is to target base salaries of the CEO and other Executive Officers near the median of the peer group. This policy provides performance incentives that can provide above average total compensation, although, in 1996, the base salary and total compensation for the CEO and other Executive Officers were below the median of the peer group.



     Bonus. Annual cash bonuses are paid pursuant to the Executive Incentive Plan based on predetermined objectives. Under this plan, maximum bonus opportunities for Executive Officers range from 40% to 100% of base salary, unless the Committee in its discretion increases such maximum. One-half of the CEO's and certain Executive Officers' maximum bonus opportunity is directly related to the Company's net income and one-half to the individual's performance measured against predetermined management goals. (With respect to the Executive Vice Presidents' maximum bonus opportunity, one-eighth is based upon the Company's net income and three-eighths is based upon their respective group operating incomes. The remaining one-half bonus opportunity is based on the individual's performance measured against predetermined management goals.) The resultant average percent bonus awarded to Executive Officers for performance relative to the Company and personal objectives during

1996 was approximately 96% of the maximum award. These awards reflected the Company's fifth consecutive record earnings performance and the accomplishment of financial and personal objectives by the Executive Officers.



     Stock Incentive. A stock incentive plan is provided as a component of the Committee's long-term, performance-based compensation philosophy. The CEO and other Executive Officers participate in this plan with stock option awards generally made on a biennial basis. The magnitude of an award is based on the Committee's evaluation of the Executive Officer's performance and his ability to influence the Company's long-term growth and profitability. All options have been granted at market price. The ultimate value of a stock option bears a direct relationship to the increase in market price of the Company's Common Stock. Thus, the Stock Incentive Plan is an effective incentive for key employees to create value for the stockholders.



     In 1995 the Board of Directors and the Compensation Committee, in furtherance of their objective of aligning the interests of Executive Officers and directors with those of the stockholders, approved stock ownership guidelines for elected and appointed corporate officers, as well as non-officer Board members. These guidelines call for stock ownership stated as a multiple of officers' base salaries and of directors' annual retainers as follows: CEO, five times; Executive Vice Presidents, three times; Senior Vice Presidents, two times; Vice Presidents, one time; and non-officer directors, four times. The recommended accumulation period for attaining these ownership levels is five years.



     Executive Officers may satisfy the guidelines through open market purchases, exercise of stock options, accumulation of Common Stock in the Company's Savings and Investment Plan, and by treating stock incentives as if vested, less the exercise price and applicable taxes in the case of stock options. In addition, the Executive Incentive Plan permits Executive Officers to elect to take up to 50% of annual cash bonuses in Common Stock. In support of the principle of stock ownership, the Board approved a loan program to aid Executive Officers in meeting these guidelines. Similar to Executive Officers, director stock ownership requirements may be satisfied by open market purchases, vested restricted stock, and stock equivalents included in the directors' phantom stock plan.



     Compensation deduction limitations under Section 162 of the Internal Revenue Code have been addressed by the Committee through limits contained in the 1996 Stock Incentive Plan and Executive Incentive Plan.


                            Richard H. Leet, Chairman
                            L. Richard Flury, Member
                            Robert C. McCormack, Member
                            Phillip B. Rooney, Member
                            Ormand J. Wade, Member


            Section 16(a) Beneficial Ownership Reporting Compliance



     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's Executive Officers, directors and beneficial owners of 10% or more of the Company's Common Stock file initial reports of ownership and of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive Officers, directors and 10% beneficial owners are required by securities regulations to furnish the Company with copies of all
Section 16(a) forms they file.



     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's Executive Officers and directors, the Company believes that all filing requirements were met during fiscal year 1996.

                               Performance Graph


  MEASUREMENT PERIOD     ILLINOIS TOOL    S&P 500         S&P
 (FISCAL YEAR COVERED)    WORKS INC.                  DIVERSIFIED   MANUFACTURING
                                                                        INDEX
1991                               100           100           100
1992                            103.81        107.62        108.39
1993                            125.72        118.46        131.58
1994                            143.33        120.03        136.21
1995                            195.54        165.13        191.79
1996                            267.42        203.05        264.30


* Assumes that the value of investment in Illinois Tool Works Inc. Common Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested. Total returns are based on market capitalization. Historic price performance is not necessarily indicative of future price performance.

    Amendment of Article Fourth of the Restated Certificate of Incorporation



     On February 14, 1997 the Board of Directors of the Company authorized a two-for-one split of the Common Stock, to be effected in the form of a stock dividend of one share for each share outstanding on May 20, 1997, subject to stockholder approval of an increase in the number of authorized shares of Common Stock. Without an increase, there would not be sufficient shares to effect the stock split. Accordingly, the Board recommends that action be taken by stockholders to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 350,000,000 shares. In addition, the Board of Directors believes that the Company will benefit financially from an increase in the par value of the Common Stock from no par value to $.01 par value per share and has authorized such change, also subject to stockholder approval.


     The amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation adopted by the Board of Directors, which stockholders are being asked to approve, reads as follows:

        "FOURTH.


        (1) Authorized Shares. The total number of shares of stock of all classes which the corporation shall have authority to issue is three hundred fifty million three hundred thousand (350,300,000), of which three hundred thousand (300,000) shall be shares of Preferred Stock, without par value, and three hundred fifty million (350,000,000) shall be shares of Common Stock, par value $.01 per share.



     The two changes effected by the amendment, an increase in the number of authorized shares and an increase in the par value, are discussed in greater detail below.


INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


     As of March 11, 1997, 124,531,549 shares of the 150,000,000 authorized shares of Common Stock were issued and outstanding. Thus, as of March 11, 1997, insufficient shares were available for issuance to effect a two-for-one stock split. As of the same date, there were no shares of Preferred Stock issued or outstanding.



     Approval of the proposed amendment, after giving effect to the stock split, would result in there being 249,063,098 shares of Common Stock outstanding (based on the number of outstanding shares on March 11, 1997) and 100,936,902 shares of Common Stock available for future issuance. The holders of the Common Stock have no preemptive rights to subscribe for or to acquire any additional Common Stock or securities convertible into or entitling the holder to purchase shares of Common Stock.



     The additional shares of Common Stock sought by the amendment will be available for issuance without further stockholder approval unless such approval is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed. The New York Stock Exchange currently requires specific stockholder approval as a prerequisite to listing shares in several instances, including an acquisition transaction in which the issuance of shares could result in an increase of 20% or more in the number of shares of Common Stock outstanding.



     The Company intends to apply for listing on the New York and the Chicago Stock Exchanges of the additional shares of Common Stock to be issued in connection with the stock split.



     The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The Board anticipates that the increase in the number of outstanding shares of Common Stock as a result of the stock split will place the market price of the Company's Common Stock in a range more attractive to investors and should result in a broader market for the stock. In addition, the Board of Directors believes that the Company should have sufficient authorized but unissued shares for issuance in connection with future employee benefit programs, mergers, acquisitions and other corporate purposes. In many such situations prompt action may be required that would not permit seeking stockholder approval in a timely fashion to authorize additional shares for the specific transaction. Although the additional shares of Common Stock would provide future flexibility, other than for purposes of the stock split the Company has no present plans for their use.



     The increase in the number of authorized shares of Common Stock is not intended for anti-takeover purposes. Nevertheless, securities rules require disclosure of charter and by-law provisions that could have an anti-takeover effect. The Company's Restated Certificate of Incorporation contains the following provisions: (1) the Board of Directors has the authority to issue one or more series of preferred stock up to a maximum of 300,000 shares; (2) stockholders may not take action by written consent; (3) a special meeting of stockholders may only be called by the chairman or a majority of the Board of Directors; and (4) certain business combinations require approval by a two-thirds vote of the stockholders. These provisions could permit the Board of Directors to place stock in friendly hands, delay or deter or otherwise make more difficult a takeover of the Company. While permitted under Delaware law, the Company's charter and by-laws do not provide stockholders with cumulative voting.



     To effect the two-for-one stock split the number of authorized shares of Common Stock must be increased. In the opinion of the Board of Directors, such an increase is in the best interests of stockholders.



INCREASE IN THE PAR VALUE OF THE COMMON STOCK



     As part of the amendment to Article Fourth of the Restated Certificate of Incorporation, the Board of Directors also authorized an increase in the par value of the Common Stock from no par value to $.01 par value per share, subject to stockholder approval. The Company anticipates that a change from no par value to $.01 par value Common Stock will save the Company significant expense and thus benefit the stockholders. Under the laws of the State of Delaware, the state in which the Company is incorporated, a corporation may have par or no par value stock. The fees charged by the State of Delaware when a Delaware corporation increases the number of authorized shares are higher if the corporation has no par value stock than if the corporation has par value stock. Therefore, each time the Company increases the number of authorized shares of Common Stock, the Company incurs unnecessarily high fees. In addition, some states impose qualification or licensing fees on foreign corporations to transact business in such states based upon the authorized capital stock of a corporation. In certain states, the rates at which qualification or licensing fees are assessed differ, depending upon whether the shares of the corporation are with or without par value, with nominal par value shares being assessed at a lower rate than no par value shares.



     The increase in par value of the Company's Common Stock from no par value to $.01 par value per share will have no effect on any of the rights and privileges now possessed by holders of Common Stock.



     If the proposal to amend Article Fourth of the Restated Certificate of Incorporation is adopted, an amount equal to the aggregate par value of all issued shares of Common Stock immediately following the stock split will be credited to stated capital (referred to as "Common Stock" in the Company's financial statements) and the amount by which the consideration received for such shares exceeds the aggregate par value will be credited to additional paid in capital and will thereafter be referred to as "Additional Paid-In Capital" in the Company's financial statements.



     If adopted, the amendment to Article Fourth of the Restated Certificate of Incorporation will be effective at the close of business on the date of filing the amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State. The Company anticipates that the filing will occur on May 12, 1997. Stockholders of record at the close of business on May 20, 1997 would receive an additional stock certificate, par value $.01 per share, representing one additional share of Common Stock for each share held. Stockholders would retain certificates issued prior to such date, and those certificates would continue to represent the same number of shares, but would be deemed to have a par value of $.01 per share. Certificates should not be returned to the Company or its transfer agent. The Company anticipates that certificates representing additional shares to be issued to entitled stockholders would be mailed on or about May 27, 1997.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF ARTICLE FOURTH OF
                   THE RESTATED CERTIFICATE OF INCORPORATION


                     Stockholder Proposals and Nominations

     Stockholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Secretary of the Company on or before November 25, 1997 and stockholder nominations of directors must be received by the Secretary prior to December 31, 1997.

                         Independent Public Accountants


     Arthur Andersen LLP has been the Company's independent public accounting firm since 1951. During 1996 the Company engaged Arthur Andersen LLP to examine and report on the Company's annual financial statements, review its unaudited quarterly financial statements and assist in the preparation of required financial reports with the Securities and Exchange Commission and related matters. The Board of Directors has engaged Arthur Andersen LLP to act in similar capacities as the Company's independent public accountants for 1997. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to any questions and to make any comments they deem appropriate.


                                    General

     The cost of preparing and mailing this proxy statement and the solicitation of proxies will be paid by the Company. Solicitations will be made by mail but in some cases may also be made by telephone or personal call of officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company will also pay the cost of supplying necessary additional copies of the solicitation material and the Company's Annual Report for 1996 to beneficial owners of shares held of record by brokers, dealers, banks and voting trustees, and their nominees. Upon request, the Company will also pay reasonable expenses of record holders for mailing such materials to the beneficial owners.

                                                    By Order of the Board of
                                                           Directors

                                                       STEWART S. HUDNUT
                                                           Secretary

Glenview, Illinois
March 25, 1997

     UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, A COPY OF THE COMPANY'S 1996 ANNUAL REPORT (FORM 10-K) TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE SCHEDULES THERETO. THE REQUEST SHOULD BE DIRECTED TO STEWART S. HUDNUT, SECRETARY, AT THE ADDRESS SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                   [ITW LOGO]

                                 [RECYCLE LOGO]

               THIS STATEMENT HAS BEEN PRINTED ON RECYCLED PAPER.

                           ILLINOIS TOOL WORKS INC.

               3600 WEST LAKE AVENUE, GLENVIEW, ILLINOIS 60025
                  ANNUAL MEETING OF STOCKHOLDERS MAY 9, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Illinois Tool Works Inc. hereby appoints Susan Crown, Harold B. Smith and Ormand J. Wade, or any of them, with full power of substitution, to act as proxies at the Annual Meeting of Stockholders of the Company to be held in Chicago, Illinois on May 9, 1997 with authority to vote as directed by this Proxy at the Meeting, and any adjournments of the meeting, all shares of stock of the Company registered in the name of the undersigned.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.




                          [ILLINOIS TOOL WORKS LOGO]



                           ILLINOIS TOOL WORKS INC.


                        ANNUAL MEETING OF STOCKHOLDERS


                             FRIDAY, MAY 9, 1997

                            3:00 P.M. CENTRAL TIME

                    THE NORTHERN TRUST COMPANY (6TH FLOOR)
                           50 SOUTH LASALLE STREET
                              CHICAGO, ILLINOIS

                           ILLINOIS TOOL WORKS INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                                     For All
                                  For    Abstain     Except Vote Withheld for the Nominee(s)
1. ELECTION OF DIRECTORS          / /      / /         / /      ______________________________    3. In their discretion, upon such
   Nominees:  M.J. Birck,                                                                            other matters as may properly
   M.D. Brailsford, S. Crown,                                                                        come before the meeting
   H.R. Crowther, W.J. Farrell,
   L.R. Flury, R.C. McCormack,
   P.B. Rooney, H.B. Smith,
   O.J. Wade
                                  For    Abstain     Against
2. AMENDMENT OF ARTICLE FOURTH
   OF THE RESTATED CERTIFICATE    / /      / /         / /
   OF INCORPORATION




                                                                THE PROXY WILL BE VOTED AS DIRECTED, THE BOARD OF DIRECTORS
                                                                RECOMMENDS A VOTE FOR ITEMS 1 & 2, WHICH IS THE MANNER IN WHICH
                                                                THIS PROXY WILL BE VOTED IF NO DIRECTION IS MADE.  THIS PROXY IS
                                                                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                                Please sign exactly as your name or names appear.  If jointly held, each owner must sign.  Executors, administrators, trustees, officers, etc. should give full title as such.


                                                                                  Dated _______________________________, 1997
                                                                Signature ___________________________________________________
                                                                Signature ___________________________________________________



                             FOLD AND DETACH HERE

ANNUAL MEETING MAY 9, 1997        PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY